Exhibit 99.1
THORATEC REPORTS 14 PERCENT GROWTH IN CARDIOVASCULAR DIVISION
SALES AS THIRD QUARTER REVENUES INCREASE NINE PERCENT
29 percent growth in non-GAAP net income per diluted share
     (PLEASANTON, CA), November 4, 2009—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, said today that revenues for the third quarter of fiscal 2009 were $87.9 million, an increase of nine percent over revenues of $80.8 million in the third quarter a year ago. The results for the quarter reflect a 14 percent increase in revenues from the company’s Cardiovascular Division versus the same period a year ago.
     Net income on a GAAP basis for the quarter ended October 3, 2009, was $11.8 million, or $0.20 per diluted share, compared with net income on a GAAP basis of $6.1 million, or $0.11 per diluted share, in the third quarter a year ago. Non-GAAP net income, which is described later in this press release, was $13.9 million, or $0.22 per diluted share, versus non-GAAP net income of $10.5 million, or $0.17 per diluted share, in the third quarter of 2008.
     For the first nine months of fiscal 2009, revenues were $269.4 million, an increase of 18 percent versus revenues of $227.9 million in the first nine months of 2008. On a GAAP basis, Thoratec reported net income of $19.2 million, or $0.33 per diluted share, versus net income of $13.0 million, or $0.23 per diluted share, in the same period a year ago. Non-GAAP net income for the first nine months of 2009 was $39.0 million, or $0.62 per diluted share, compared with non-GAAP net income of $27.1 million, or $0.45 per diluted share, in the first nine months of 2008.
     “We continued to see robust growth in our Cardiovascular Division—where year-to-date revenues are up nearly 30 percent—with continued strong adoption of our HeartMate® II LVAS (Left Ventricular Assist System) for Bridge-to-Transplantation (BTT) in both North America and Europe and ongoing enrollment in our U.S. trial for Destination Therapy (DT) under Continued Access Protocols (CAPs). This growth occurred despite facing a difficult comparable due to the commercial launch of the HeartMate II for BTT last year,” said Gary F. Burbach, president and chief executive officer of Thoratec. “Our Cardiovascular Division activity was offset by a modest decline in revenues at our International Technidyne Corporation (ITC) Division year-over-year,” he added.
     Burbach said the company believes it remains on track to have Destination Therapy approval for the HeartMate II by early 2010. “We were recently informed by the FDA that they will not utilize a panel as part of their review process. We believe we have successfully responded to all of the FDA’s engineering and clinical questions and have been working with them on the specifics of the post-approval study and device labeling. We are looking forward to the presentation of the DT trial data as a late-breaking clinical trial at the 2009 Scientific Sessions of the American Heart Association meeting in two weeks,” Burbach noted. “In the meantime, there have been a number of recent presentations and publications of updated data from the HeartMate II BTT trial and commercial experience that continue to demonstrate positive patient outcomes.”
     The company said it added five new HeartMate II centers in North America during the quarter, bringing the total added this year to 14 and an overall total of 115 in North America. The company said it also added seven new HeartMate II centers outside of North America during the quarter, bringing the total added this year to 12 and the overall total internationally to 89.
     Thoratec also said it had completed a successful launch of the new HeartMate external peripherals, including new batteries, charger and power module. Patient and clinician feedback on these enhanced offerings, which provide patients more freedom and mobility, has been highly positive. The pace of adoption for these new external peripherals has been strong, with almost 60 centers transitioning to them through the end of October.
Financial Highlights
     Thoratec reported revenues of $87.9 million in the third quarter of 2009 versus revenues of $80.8 million in the third quarter of 2008. Cardiovascular Division revenues were $65.1 million versus $57.1 million in the same period a year ago. Revenues at ITC were $22.8 million versus $23.7 million a year ago. The company said revenues at ITC reflect the impact of the current economic environment on hospital and physician capital equipment purchasing activity and competitive pressure in its professional ProTime business.
     For the first nine months of 2009, Cardiovascular Division revenues were $198.9 million versus $154.8 million in the first nine months of 2008. Revenues at ITC were $70.5 million in the first nine months of 2009 versus $73.1 million in the first nine months of 2008.
     Gross margin on a GAAP basis in the third quarter of 2009 was 61.1 percent versus 60.3 percent a year ago. Non-GAAP gross margin, which is described later in this press release, was 61.7 percent versus 60.8 percent in the same period a year ago. Factors favorably impacting gross margin in the quarter included worldwide HeartMate II volume and the launch of the new HeartMate external peripherals, offset in part by the impact of foreign exchange, lower ITC volume and unfavorable manufacturing variances at ITC.
     Operating expenses on a GAAP basis in the third quarter of 2009 were $40.1 million versus $40.6 million a year ago. On a non-GAAP basis, operating expenses in the third quarter of

2009 were $33.8 million versus $35.2 million in the third quarter of 2008. Operating expenses on a non-GAAP basis are described later in this press release. This year over year decrease is primarily related to lower compensation expense and other operating expenses at ITC.
     On a GAAP basis, other income totaled $3.9 million in the third quarter of 2009 versus other expense of $0.6 million a year ago. These changes in GAAP other income and expense are primarily attributable to a $5.2 million fair value gain on an embedded conversion feature within the HeartWare loan in part offset by the decline in interest rates and shortened maturities in the investment portfolio. The impact of the embedded conversion feature is excluded on a non-GAAP basis.
     The company’s GAAP effective tax rate in the third quarter of 2009 was 32.6 percent versus 19.6 percent a year ago. The non-GAAP tax rate for the third quarter of 2009, which is described later in this press release, was 34.0 percent versus 30.9 percent a year ago. The increases in the tax rates were due to an increase in pre-tax earnings and lower tax-exempt interest.
     On a non-GAAP basis, the company’s convertible debt was dilutive to the company’s fully diluted weighted average shares outstanding. The increase was approximately 7.3 million shares.
     Cash and investments at the end of the third quarter of 2009 were $304 million, including $16 million of restricted cash related to the credit facility made available to HeartWare International, Inc., and $25 million of Auction Rate Securities classified as long-term investments. This compares with $295 million at the end of the second quarter of 2009 and $279 million at the end of fiscal 2008.
Guidance for Fiscal 2009
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
     Revenues for 2009 are now expected to be in the range of $360-$365 million, with GAAP net income per diluted share expected to be in the range of $0.41-$0.46. Non-GAAP net income per diluted share is expected to be in the range of $0.80 to $0.84.
Conference Call/Webcast Information
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Standard Time, (4:30 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (719) 325-4833, passcode 4647776. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the

Internet at http://www.thoratec.com. A replay of the conference call will be available through Wednesday, November 11, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 4647776.
GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 470-20, Debt, HeartWare transaction costs, and unrealized gains on the equity conversion option included in the HeartWare loan agreement.
     Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

     Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense.
     Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, and HeartWare transaction costs.
     Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, and unrealized gains on the equity conversion option included in the HeartWare loan agreement.
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     Due to the subjective assumptions used to develop non cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management.
     To enable investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded HeartWare acquisition transaction costs and the unrealized gain on the equity conversion option included in the HeartWare loan agreement as they are infrequent in nature

     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three and nine month periods ending 2009 and 2008.
THORATEC CORPORATION
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
		September 27, 2008		September 27, 2008
	October 3, 2009	As Adjusted (1)	October 3, 2009	As Adjusted (1)
Product sales	$87,917	$80,815	$269,442	$227,890
Cost of product sales	34,185	32,045	110,928	92,460

Gross profit	53,732	48,770	158,514	135,430

Operating expenses:
Selling, general and administrative	24,226	23,845	82,457	68,338
Research and development	13,350	13,443	40,862	38,801
Amortization of purchased intangible assets	2,568	3,295	8,067	9,887

Total operating expenses	40,144	40,583	131,386	117,026

Income from operations	13,588	8,187	27,128	18,404
Other income and (expense):
Interest expense	(3,261)	(2,834)	(9,167)	(8,249)
Interest income and other	7,134	2,183	9,759	6,642

Income before income taxes	17,461	7,536	27,720	16,797
Income tax expense	(5,684)	(1,478)	(8,483)	(3,793)

Net income	$11,777	$6,058	$19,237	$13,004

Net income per share
Basic	$0.21	$0.11	$0.34	$0.24

Diluted	$0.20	$0.11	$0.33	$0.23

Shares used to compute net income per share:
Basic	56,683	55,328	56,511	54,702
Diluted	58,006	56,703	57,859	55,689

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 470-20, Debt.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
		September 27, 2008		September 27, 2008
Net income reconciliation	October 3, 2009	As Adjusted (1)	October 3, 2009	As Adjusted (1)
Net income on a GAAP basis	$11,777	$6,058	$19,237	$13,004
Share-based compensation expense:
- Cost of product sales	515	371	1,534	1,284
- Selling, general and administrative	1,992	1,512	6,459	4,747
- Research and development	792	592	2,691	1,936
Amortization of purchased intangibles	2,568	3,295	8,067	9,887
HeartWare transaction costs	984	—	12,313	—
Impact of adoption of ASC 470-20	1,945	1,825	5,659	5,219
Unrealized gain on embedded derivative instrument on HeartWare loan	(5,240)	—	(5,240)	—
Income tax effect of non-GAAP adjustments	(1,454)	(3,194)	(11,713)	(8,966)

Net income on a non-GAAP basis	$13,879	$10,459	$39,007	$27,111

Net income per diluted share reconciliation	Three Months Ended		Nine Months Ended
		September 27, 2008		September 27, 2008
(in thousands, except per share data)	October 3, 2009	As Adjusted (1)	October 3, 2009	As Adjusted (1)
Net income per diluted share on a GAAP basis	$0.20	$0.11	$0.33	$0.23
- Cost of product sales	0.01	0.01	0.03	0.02
- Selling, general and administrative	0.04	0.02	0.11	0.09
- Research and development	0.01	0.01	0.05	0.04
Amortization of purchased intangibles	0.04	0.06	0.14	0.18
HeartWare transaction costs	0.02	—	0.21	—
Impact of adoption of ASC 470-20	0.04	0.03	0.10	0.09
Unrealized gain on embedded option for convertible debt	(0.09)	—	(0.09)	—
Income tax effect of non-GAAP adjustments	(0.03)	(0.06)	(0.20)	(0.16)
Convertible debt dilution impact (2)	(0.02)	(0.01)	(0.06)	(0.04)

Net income per diluted share on a non-GAAP basis	$0.22	$0.17	$0.62	$0.45

Shares used in calculation of net income per diluted share —GAAP	58,006	56,703	57,859	55,689
Shares used in calculation of net income per diluted share — non-GAAP (2)	65,297	63,993	65,150	62,979

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

(2)	The company’s total diluted share count on a non-GAAP basis for the three and nine months ended September 27, 2008 and October 3, 2009 include approximately 7.3 million shares underlying its convertible notes as they were dilutive for the respective quarters.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
	October 3, 2009		September 27, 2008		October 3, 2009		September 27, 2008
Gross profit on a GAAP basis	$53,732	61.1%	$48,770	60.3%	$158,514	58.8%	$135,430	59.4%
Share-based compensation expense	515		371		1,534		1,284

Gross profit on a non-GAAP basis	$54,247	61.7%	$49,141	60.8%	$160,048	59.4%	$136,714	60.0%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	October 3, 2009	September 27, 2008	October 3, 2009	September 27, 2008
Operating expenses on a GAAP basis	$40,144	$40,583	$131,386	$117,026
Share-based compensation expense:
- Selling, general and administrative	(1,992)	(1,512)	(6,459)	(4,747)
- Research and development	(792)	(592)	(2,691)	(1,936)
Amortization of purchased intangibles	(2,568)	(3,295)	(8,067)	(9,887)
HeartWare transaction costs	(984)	—	(12,313)	—

Operating expenses on a non-GAAP basis	$33,808	$35,184	$101,856	$100,456

The following table reconciles the specific items excluded from GAAP other income and expense in the calculation of non-GAAP other income and expense for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
		September 27, 2008		September 27, 2008
	October 3, 2009	As Adjusted (1)	October 3, 2009	As Adjusted (1)
Other income and (expense) on a GAAP basis	$3,873	$(651)	$592	$(1,607)
Impact of adoption of ASC 470-20	1,945	1,825	5,659	5,219
Unrealized gain on embedded derivative instrument on HeartWare loan	(5,240)	—	(5,240)	—

Other income on a non-GAAP basis	$578	$1,174	$1,011	$3,612

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.
     The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Expense Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended				Nine Months Ended
			September 27, 2008				September 27, 2008
	October 3, 2009		As Adjusted (1)		October 3, 2009		As Adjusted (1)
Tax expense on a GAAP basis	$(5,684)	32.6%	$(1,478)	19.6%	$(8,483)	30.6%	$(3,793)	22.6%
Share-based compensation expense	(1,361)		(1,175)		(3,421)		(2,970)
Amortization of purchased intangibles	(1,027)		(1,318)		(3,227)		(3,955)
HeartWare transaction costs	(394)		—		(4,925)		—
Impact of adoption of ASC 470-20	(768)		(701)		(2,235)		(2,041)
Unrealized gain on embedded derivative instrument on HeartWare loan	2,096		—		2,096		—

Tax expense on a non-GAAP basis	$(7,138)	34.0%	$(4,672)	30.9%	$(20,195)	34.1%	$(12,759)	32.0%

(1)	Adjusted for the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

The following table reconciles the guidance on a GAAP and non-GAAP basis for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Net income per diluted share reconciliation	For the Fiscal Year Ended 2009
	From	To
Net income per diluted share on a GAAP basis	$0.41	$0.46
Share-based compensation expense	0.17	0.16
Amortization of purchased intangibles	0.13	0.13
HeartWare transaction costs	0.15	0.15
Impact of adoption of ASC 470-20	0.05	0.04
Unrealized gain on embedded derivative instrument on HeartWare loan	(0.06)	(0.06)
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)

Net income per diluted share on a non-GAAP basis	$0.80	$0.84

Shares used in calculation of net income per diluted share —GAAP	58,000	59,000

Shares used in calculation of net income per diluted share — non-GAAP (a)	65,000	66,000

(a)	Shares used in the per share calculation for reconciling items between GAAP and non-GAAP financial measures.

     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate LVAS with more than 14,000 devices implanted in patients suffering from heart failure Additionally, its International Technidyne Corporation (ITC) Division is a leader in point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCHRON, ProTime and IRMA are registered trademarks of International Technidyne Corporation. CentriMag is a registered trademark of Levitronix, LLC.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2009 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,”, “expects,” “plans,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, change in the mix of existing market for our products and related gross margin for such product sales, the results of enrollment in and timing of clinical trials, including the HeartMate II, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of product or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading,” Risk Factors,” in Thoratec’s most recent annual report on Form 10-K and in Thoratec’s second quarter 2009 quarterly report on Form 10-Q, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contacts:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Ruder-Finn
(415) 692-3058